Exhibit 16.1



                                               TANNER + CO.
                                               The Critical Knowledge Source

                                               Business Advisors
                                               and Certified Public Accountants
                                               --------------------------------
                                               215 South State Street, Suite 800
                                               Salt Lake City, Utah 84111
                                               Telephone (801) 532-7444
                                               Fax (801) 532-4911
                                               www.tannerco.com

                                               A Professional Corporation


                                 April 4, 2002


Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D. C. 20549

RE:  Imagenetix Inc., (the Company)
     File Ref. No. 33-24138-D

Dear Sir/Madam:

     This is to notify you that we have reviewed the Form 8-K report for the October 24, 2000 event filed by the above referenced registrant and agree with the representations made therein.


                                        Sincerely,


                                        /s/  Tanner + Co.